                                                                       EXHIBIT 4

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of the _____ day of ________________, 1999, by and between MuniYield Michigan Insured Fund, Inc., a Maryland corporation ("MuniYield Michigan"), MuniVest Michigan Insured Fund, Inc., a Maryland corporation ("MuniVest Michigan") and MuniHoldings Michigan Insured Fund, Inc., a Maryland corporation ("MuniHoldings Michigan") (MuniYield Michigan, MuniVest Michigan and MuniHoldings Michigan are sometimes referred to herein collectively as the "Funds"; MuniVest Michigan and MuniHoldings Michigan are sometimes referred to herein collectively as the "Acquired Funds").

                             PLAN OF REORGANIZATION

         The reorganization will comprise the following:

         (a)(1) the acquisition by MuniYield Michigan of substantially all of the assets, and the assumption by MuniYield Michigan of substantially all of the liabilities of MuniVest Michigan in exchange solely for an equal aggregate value of newly issued shares of (A) common stock, with a par value of $0.10 per share of MuniYield Michigan ("MuniYield Michigan Common Stock") and (B) auction market preferred stock of MuniYield Michigan, with a liquidation preference of $25,000 per share plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to be designated Series B ("MuniYield Michigan Series B AMPS"), and (2) the subsequent distribution by MuniVest Michigan to MuniVest Michigan stockholders of (x) all of the MuniYield Michigan Common Stock received by MuniVest Michigan in exchange for such stockholders' shares of common stock, with a par value of $0.10 per share, of MuniVest Michigan ("MuniVest Michigan Common Stock") and (y) all of the MuniYield Michigan Series B AMPS received by MuniVest Michigan in exchange for such stockholders' shares of auction market preferred stock of MuniVest Michigan, with a liquidation preference of $25,000 per share plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) ("MuniVest Michigan AMPS").

         (b)(1) the acquisition by MuniYield Michigan of substantially all of the assets, and the assumption by MuniYield Michigan of substantially all of the liabilities of MuniHoldings Michigan in exchange solely for an equal aggregate value of newly issued shares of (A) MuniYield Michigan Common Stock and (B) auction market preferred stock of MuniYield Michigan, with a liquidation preference of $25,000 per share plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to be designated Series C ("MuniYield Michigan Series C AMPS"), and (2) the subsequent distribution by MuniHoldings Michigan to MuniHoldings Michigan stockholders of (x) all of the MuniYield Michigan Common Stock received by MuniHoldings Michigan in exchange for such stockholders' shares of common stock, with a par value of $0.10 per share, of MuniHoldings Michigan ("MuniHoldings Michigan Common Stock") and (y) all of the MuniYield Michigan Series C AMPS received by MuniHoldings Michigan in exchange for such stockholders' shares of auction market preferred stock of MuniHoldings Michigan, with a liquidation preference of
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$25,000 per share plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) designated Series A ("MuniHoldings Michigan AMPS");

all upon and subject to the terms hereinafter set forth (collectively, the "Reorganization").

         In the course of the Reorganization, MuniYield Michigan Common Stock, MuniYield Michigan Series B AMPS and MuniYield Michigan Series C AMPS will be distributed to the stockholders of the Acquired Funds as follows:

         (a) (1) each holder of MuniVest Michigan Common Stock will be entitled to receive a number of shares of MuniYield Michigan Common Stock equal to the aggregate net asset value of the MuniVest Michigan Common Stock owned by such stockholder on the Exchange Date; and (2) each holder of MuniVest Michigan AMPS will be entitled to receive a number of shares of MuniYield Michigan Series B AMPS equal to the aggregate liquidation preference (and aggregate value) of the MuniVest Michigan AMPS owned by such stockholder on the Exchange Date; and

         (b) (1) each holder of MuniHoldings Michigan Common Stock will be entitled to receive a number of shares of MuniYield Michigan Common Stock equal to the aggregate net asset value of the MuniHoldings Michigan Common Stock owned by such stockholder on the Exchange Date; and (2) each holder of MuniHoldings Michigan AMPS will be entitled to receive a number of shares of MuniYield Michigan Series C AMPS equal to the aggregate liquidation preference (and aggregate value) of the MuniHoldings Michigan AMPS owned by such stockholder on the Exchange Date.

         It is intended that the Reorganization described in this Plan shall be a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and any successor provision.

         Prior to the Exchange Date, each Acquired Fund shall declare a dividend or dividends which, together with all such previous dividends, shall have the effect of distributing to their respective stockholders all of their respective net investment company taxable income to and including the Exchange Date, if any (computed without regard to any deduction for dividends paid), and all of its net capital gain, if any, realized to and including the Exchange Date. In this regard and in connection with the Reorganization, the last dividend period for the MuniVest Michigan AMPS and MuniHoldings Michigan AMPS prior to the Exchange Date may be shorter than the dividend period for such AMPS determined as set forth in the applicable Articles Supplementary.

         Articles Supplementary to MuniYield Michigan's Articles of Incorporation establishing the powers, rights and preferences of the MuniYield Michigan Series B AMPS and the MuniYield Michigan Series C AMPS will have been filed with the State Department of Assessments and Taxation of Maryland (the "Maryland Department") prior to the Exchange Date.


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         As promptly as practicable after the consummation of the
Reorganization, each Acquired Fund shall be dissolved in accordance with the laws of the State of Maryland and will terminate its registration under the Investment Company Act of 1940, as amended (the "1940 Act").

                                    AGREEMENT

         In order to consummate the Reorganization and in consideration of the promises and the covenants and agreements hereinafter set forth, and intending to be legally bound, each of the Funds hereby agrees as follows:

         1. Representations and Warranties of MuniYield Michigan.

         MuniYield Michigan represents and warrants to, and agrees with, the Acquired Funds that:

                  (a) MuniYield Michigan is a corporation duly organized, validly existing and in good standing in conformity with the laws of the State of Maryland, and has the power to own all of its assets and to carry out this Agreement. MuniYield Michigan has all necessary Federal, state and local authorizations to carry on its business as it is now being conducted and to carry out this Agreement.

                  (b) MuniYield Michigan is duly registered under the 1940 Act as a non-diversified, closed-end management investment company (File No. 811-7080), and such registration has not been revoked or rescinded and is in full force and effect. MuniYield Michigan has elected and qualified for the special tax treatment afforded regulated investment companies ("RICs") under Sections 851-855 of the Code at all times since its inception and intends to continue to so qualify until consummation of the Reorganization and thereafter.

                  (c) Each of the Acquired Funds has been furnished with MuniYield Michigan's Annual Report to Stockholders for the fiscal year ended October 31, 1998, and the audited financial statements appearing therein, having been examined by Ernst & Young LLP, independent public accountants, fairly present the financial position of MuniYield Michigan as of the respective dates indicated, in conformity with generally accepted accounting principles applied on a consistent basis.

                  (d) Each of the Acquired Funds has been furnished with MuniYield Semi-Annual Report to Stockholders for the six months ended April 30, 1999, and the unaudited financial statements appearing therein fairly present the financial position of MuniYield Michigan as of the respective dates indicated, in conformity with generally accepted accounting principles applied on a consistent basis.

                  (e) An unaudited statement of assets, liabilities and capital of MuniYield Michigan and an unaudited schedule of investments of MuniYield Michigan, each as of the Valuation Time (as defined in Section 4(d) of this Agreement), will be furnished to each of the Acquired Funds, at or prior to the Exchange Date for the purpose of determining the number of


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shares of MuniYield Michigan Common Stock, MuniYield Michigan Series B AMPS and
MuniYield Michigan Series C AMPS to be issued pursuant to Section 5 of this Agreement; each will fairly present the financial position of MuniYield Michigan as of the Valuation Time in conformity with generally accepted accounting principles applied on a consistent basis.

                  (f) MuniYield Michigan has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of its Board of Directors, and this Agreement constitutes a valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

                  (g) There are no material legal, administrative or other proceedings pending or, to the knowledge of MuniYield Michigan, threatened against it which assert liability on the part of MuniYield Michigan or which materially affect its financial condition or its ability to consummate the Reorganization. MuniYield Michigan is not charged with or, to the best of its knowledge, threatened with any violation or investigation of any possible violation of any provisions of any Federal, state or local law or regulation or administrative ruling relating to any aspect of its business.

                  (h) MuniYield Michigan is not obligated under any provision of its Articles of Incorporation, as amended, or its by-laws, as amended, or a party to any contract or other commitment or obligation, and is not subject to any order or decree which would be violated by its execution of or performance under this Agreement, except insofar as the Funds have mutually agreed to amend such contract or other commitment or obligation to cure any potential violation as a condition precedent to the Reorganization.

                  (i) There are no material contracts outstanding to which MuniYield Michigan is a party that have not been disclosed in the N-14 Registration Statement (as defined in subsection (l) below) or will not otherwise be disclosed to the Acquired Funds prior to the Valuation Time.

                  (j) MuniYield Michigan has no known liabilities of a material amount, contingent or otherwise, other than those shown on its statements of assets, liabilities and capital referred to above, those incurred in the ordinary course of its business as an investment company since October 31, 1998; and those incurred in connection with the Reorganization. As of the Valuation Time, MuniYield Michigan will advise each Acquired Fund in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued as of such time.

                  (k) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by MuniYield Michigan of the Reorganization, except such as may be required under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act") and the 1940 Act or state


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securities laws (which term as used herein shall include the laws of the
District of Columbia and Puerto Rico).

                  (l) The registration statement filed by MuniYield Michigan on Form N-14 which includes the joint proxy statement of the Funds with respect to the transactions contemplated herein and the prospectus of MuniYield Michigan relating to the MuniYield Michigan Common Stock, MuniYield Michigan Series B AMPS and MuniYield Michigan Series C AMPS to be issued pursuant to this Agreement, (the "Joint Proxy Statement and Prospectus"), and any supplement or amendment thereto or to the documents therein (as amended or supplemented, the "N-14 Registration Statement"), on its effective date, at the time of the stockholders' meetings referred to in Section 7(a) of this Agreement and at the Exchange Date, insofar as it relates to MuniYield Michigan (i) complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Joint Proxy Statement and Prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection only shall apply to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by MuniYield Michigan for use in the N-14 Registration Statement as provided in Section 7(e) of this Agreement.

                  (m) MuniYield Michigan is authorized to issue 200,000,000 shares of capital stock, of which 2,000 shares have been designated AMPS and 199,998,000 shares have been designated as common stock, par value $.10 per share; each outstanding share of which is fully paid and nonassessable and has full voting rights.

                  (n) The shares of MuniYield Michigan Common Stock, MuniYield Michigan Series B AMPS and MuniYield Michigan Series C AMPS to be issued to the Acquired Funds pursuant to this Agreement will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and nonassessable and will have full voting rights, and no stockholder of MuniYield Michigan will have any preemptive right of subscription or purchase in respect thereof.

                  (o) At or prior to the Exchange Date, the MuniYield Michigan Common Stock to be transferred to the Acquired Funds for distribution to the stockholders of the Acquired Funds on the Exchange Date will be duly qualified for offering to the public in all states of the United States in which the sale of shares of the Funds presently are qualified, and there will be a sufficient number of such shares registered under the 1933 Act and, as may be necessary, with each pertinent state securities commission to permit the transfers contemplated by this Agreement to be consummated.

                  (p) At or prior to the Exchange Date, the shares of MuniYield Michigan Series B AMPS to be transferred to MuniVest Michigan on the Exchange Date and the shares of


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MuniYield Michigan Series C AMPS to be transferred to MuniHoldings Michigan on the Exchange Date will be duly qualified for offering to the public in all states of the United States in which the sale of AMPS of the Acquired Funds presently are qualified, and there are a sufficient number of each series of MuniYield Michigan AMPS registered under the 1933 Act and with each pertinent state securities commission to permit the transfers contemplated by this Agreement to be consummated.

                  (q) At or prior to the Exchange Date, MuniYield Michigan will have obtained any and all regulatory, Director and stockholder approvals necessary to issue the MuniYield Michigan Common Stock, MuniYield Michigan Series B AMPS and MuniYield Michigan Series C AMPS to MuniVest Michigan and MuniHoldings Michigan, as applicable.

         2. Representations and Warranties of MuniVest Michigan.

         MuniVest Michigan represents and warrants to, and agrees with, MuniYield Michigan and MuniHoldings Michigan that:

                  (a) MuniVest Michigan is a corporation duly organized, validly existing and in good standing in conformity with the laws of the State of Maryland, and has the power to own all of its assets and to carry out this Agreement. MuniVest Michigan has all necessary Federal, state and local authorizations to carry on its business as it is now being conducted and to carry out this Agreement.

                  (b) MuniVest Michigan is duly registered under the 1940 Act as a non-diversified, closed-end management investment company (File No. 811-7578), and such registration has not been revoked or rescinded and is in full force and effect. MuniVest Michigan has elected and qualified for the special tax treatment afforded RICs under Sections 851-855 of the Code at all times since its inception, and intends to continue to so qualify through its taxable year ending upon liquidation.

                  (c) As used in this Agreement, the term "MuniVest Michigan Investments" shall mean (i) the investments of MuniVest Michigan shown on the schedule of its investments as of the Valuation Time furnished to each of MuniYield Michigan and MuniHoldings Michigan; and (ii) all other assets owned by MuniVest Michigan or liabilities incurred as of the Valuation Time.

                  (d) MuniVest Michigan has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of its Board of Directors and this Agreement constitutes a valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

                  (e) Each of MuniYield Michigan and MuniHoldings Michigan has been furnished with MuniVest Michigan's Annual Report to Stockholders for the fiscal year ended


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
October 31, 1998, and the audited financial statements appearing therein having been examined by Deloitte & Touche LLP, independent public accountants, fairly present the financial position of MuniVest Michigan as of the respective dates indicated, in conformity with generally accepted accounting principles applied on a consistent basis.

                  (f) Each of MuniYield Michigan and MuniHolding Michigan has been furnished with MuniVest Michigan's Semi-Annual Report to Stockholders for the period ended April 30, 1999, and the unaudited financial statements appearing therein fairly present the financial position of MuniVest Michigan as of the respective dates indicated, in conformity with generally accepted accounting principles applied on a consistent basis.

                  (g) An unaudited statement of assets, liabilities and capital of MuniVest Michigan and an unaudited schedule of investments of MuniVest Michigan, each as of the Valuation Time, will be furnished to each of MuniYield Michigan and MuniHoldings Michigan at or prior to the Exchange Date for the purpose of determining the number of shares of MuniYield Michigan Common Stock and MuniYield Michigan Series B AMPS to be issued to MuniVest Michigan pursuant to Section 5 of this Agreement; each will fairly present the financial position of MuniVest Michigan as of the Valuation Time in conformity with generally accepted accounting principles applied on a consistent basis.

                  (h) There are no material legal, administrative or other proceedings pending or, to the knowledge of MuniVest Michigan, threatened against it which assert liability on the part of MuniVest Michigan or which materially affect its financial condition or its ability to consummate the Reorganization. MuniVest Michigan is not charged with or, to the best of its knowledge, threatened with any violation or investigation of any possible violation of any provisions of any Federal, state or local law or regulation or administrative ruling relating to any aspect of its business.

                  (i) There are no material contracts outstanding to which MuniVest Michigan is a party that have not been disclosed in the N-14 Registration Statement or will not otherwise be disclosed to MuniYield Michigan and MuniHoldings Michigan prior to the Valuation Time.

                  (j) MuniVest Michigan is not obligated under any provision of its Articles of Incorporation, as amended, or its by-laws, as amended, or a party to any contract or other commitment or obligation, and is not subject to any order or decree which would be violated by its execution of or performance under this Agreement, except insofar as the Funds have mutually agreed to amend such contract or other commitment or obligation to cure any potential violation as a condition precedent to the Reorganization.

                  (k) MuniVest Michigan has no known liabilities of a material amount, contingent or otherwise, other than those shown on its statements of assets, liabilities and capital referred to above, those incurred in the ordinary course of its business as an investment company since October 31, 1998 and those incurred in connection with the Reorganization. As of the Valuation Time, MuniVest Michigan will advise MuniYield Michigan and MuniHoldings


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
Michigan in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued as of such time.

                  (l) MuniVest Michigan has filed, or has obtained extensions to file, all Federal, state and local tax returns which are required to be filed by it, and has paid or has obtained extensions to pay, all Federal, state and local taxes shown on said returns to be due and owing and all assessments received by it, up to and including the taxable year in which the Exchange Date occurs. All tax liabilities of MuniVest Michigan have been adequately provided for on its books, and no tax deficiency or liability of MuniVest Michigan has been asserted and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid, up to and including the taxable year in which the Exchange Date occurs.

                  (m) At both the Valuation Time and the Exchange Date, MuniVest Michigan will have full right, power and authority to sell, assign, transfer and deliver the MuniVest Michigan Investments. At the Exchange Date, subject only to the obligation to deliver the MuniVest Michigan Investments as contemplated by this Agreement, MuniVest Michigan will have good and marketable title to all of the MuniVest Michigan Investments, and MuniYield Michigan will acquire all of the MuniVest Michigan Investments free and clear of any encumbrances, liens or security interests and without any restrictions upon the transfer thereof (except those imposed by the Federal or state securities laws and those imperfections of title or encumbrances as do not materially detract from the value or use of the MuniVest Michigan Investments or materially affect title thereto).

                  (n) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by MuniVest Michigan of the Reorganization, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act or state securities laws.

                  (o) The N-14 Registration Statement, on its effective date, at the time of the stockholders' meetings referred to in Section 7(a) of this Agreement and on the Exchange Date, insofar as it relates to MuniVest Michigan
(i) complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder, and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Joint Proxy Statement and Prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by MuniVest Michigan for use in the N-14 Registration Statement as provided in Section 7(e) of this Agreement.

                  (p) MuniVest Michigan is authorized to issue 200,000,000 shares of capital stock, of which 2,000 shares have been designated as AMPS and 199,998,000 shares have been designated as common stock, par value $.10 per share; each outstanding share of which is fully paid and nonassessable and has full voting rights.

                  (q) All of the issued and outstanding shares of MuniVest Michigan Common Stock and MuniVest Michigan AMPS were offered for sale and sold in conformity with all applicable Federal and state securities laws.

                  (r) The books and records of MuniVest Michigan made available to MuniYield Michigan and MuniHoldings Michigan and/or their counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of MuniVest Michigan.

                  (s) MuniVest Michigan will not sell or otherwise dispose of any of the shares of MuniYield Michigan Common Stock or MuniYield Michigan Series B AMPS to be received in the Reorganization, except in distribution to the stockholders of MuniVest Michigan, as provided in Section 4 of this Agreement.

         3. Representations and Warranties of MuniHoldings Michigan.

         MuniHoldings Michigan represents and warrants to, and agrees with, MuniYield Michigan and MuniVest Michigan that:

                  (a) MuniHoldings Michigan is a corporation duly organized, validly existing and in good standing in conformity with the laws of the State of Maryland, and has the power to own all of its assets and to carry out this Agreement. MuniHoldings Michigan has all necessary Federal, state and local authorizations to carry on its business as it is now being conducted and to carry out this Agreement.

                  (b) MuniHoldings Michigan is duly registered under the 1940 Act as a non-diversified, closed-end management investment company (File No. 811-9125), and such registration has not been revoked or rescinded and is in full force and effect. MuniHoldings Michigan has elected and qualified for the special tax treatment afforded RICs under Sections 851-855 of the Code at all times since its inception, and intends to continue to so qualify through its taxable year ending upon liquidation.

                  (c) As used in this Agreement, the term "MuniHoldings Michigan Investments" shall mean (i) the investments of MuniHoldings Michigan shown on the schedule of its investments as of the Valuation Time furnished to each of MuniYield Michigan and MuniVest Michigan; and (ii) all other assets owned by MuniHoldings Michigan or liabilities incurred as of the Valuation Time. The MuniHoldings Michigan Investments together with the MuniVest Michigan Investments may sometimes be referred to herein collectively as the "Acquired Fund Investments."

                  (d) MuniHoldings Michigan has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this

Agreement has been duly authorized by all necessary action of its Board of Directors and this Agreement constitutes a valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

                  (e) Each of MuniYield Michigan and MuniVest Michigan has been furnished with MuniHoldings Michigan's Annual Report to Stockholders for the period ended September 30, 1998, and the audited financial statements appearing therein fairly present the financial position of MuniHoldings Michigan as of the respective dates indicated, in conformity with generally accepted accounting principles applied on a consistent basis.

                  (f) Each of MuniYield Michigan and MuniVest Michigan has been furnished with MuniHoldings Michigan's Semi-Annual report to Stockholders for the period ended March 31, 1999, and the unaudited financial statements appearing therein fairly present the financial position of MuniHoldings Michigan as of the respective dates indicated, in conformity with generally accepted accounting principles applied on a consistent basis.

                  (g) An unaudited statement of assets, liabilities and capital of MuniHoldings Michigan and an unaudited schedule of investments of MuniHoldings Michigan, each as of the Valuation Time, will be furnished to each of MuniYield Michigan and MuniVest Michigan at or prior to the Exchange Date for the purpose of determining the number of shares of MuniYield Michigan Common Stock and MuniYield Michigan Series C AMPS to be issued to MuniHoldings Michigan pursuant to Section 5 of this Agreement; each will fairly present the financial position of MuniHoldings Michigan as of the Valuation Time in conformity with generally accepted accounting principles applied on a consistent basis.

                  (h) There are no material legal, administrative or other proceedings pending or, to the knowledge of MuniHoldings Michigan, threatened against it which assert liability on the part of MuniHoldings Michigan or which materially affect its financial condition or its ability to consummate the Reorganization. MuniHoldings Michigan is not charged with or, to the best of its knowledge, threatened with any violation or investigation of any possible violation of any provisions of any Federal, state or local law or regulation or administrative ruling relating to any aspect of its business.

                  (i) There are no material contracts outstanding to which MuniHoldings Michigan is a party that have not been disclosed in the N-14 Registration Statement or will not otherwise be disclosed to MuniYield Michigan and MuniVest Michigan prior to the Valuation Time.

                  (j) MuniHoldings Michigan is not obligated under any provision of its Articles of Incorporation, as amended, or its by-laws, as amended, or a party to any contract or other commitment or obligation, and is not subject to any order or decree which would be violated by its execution of or performance under this Agreement, except insofar as the Funds have mutually agreed to amend such contract or other commitment or obligation to cure any potential violation as a condition precedent to the Reorganization.

                  (k) MuniHoldings Michigan has no known liabilities of a material amount, contingent or otherwise, other than those shown on its statements of assets, liabilities and capital referred to above, those incurred in the ordinary course of its business as an investment company since September 30, 1998 and those incurred in connection with the Reorganization. As of the Valuation Time, MuniHoldings Michigan will advise MuniYield Michigan and MuniVest Michigan in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued as of such time.

                  (l) MuniHoldings Michigan has filed, or has obtained extensions to file, all Federal, state and local tax returns which are required to be filed by it, and has paid or has obtained extensions to pay, all Federal, state and local taxes shown on said returns to be due and owing and all assessments received by it, up to and including the taxable year in which the Exchange Date occurs. All tax liabilities of MuniHoldings Michigan have been adequately provided for on its books, and no tax deficiency or liability of MuniHoldings Michigan has been asserted and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid, up to and including the taxable year in which the Exchange Date occurs.

                  (m) At both the Valuation Time and the Exchange Date, MuniHoldings Michigan will have full right, power and authority to sell, assign, transfer and deliver the MuniHoldings Michigan Investments. At the Exchange Date, subject only to the obligation to deliver the MuniHoldings Michigan Investments as contemplated by this Agreement, MuniHoldings Michigan will have good and marketable title to all of the MuniHoldings Michigan Investments, and MuniYield Michigan will acquire all of the MuniHoldings Michigan Investments free and clear of any encumbrances, liens or security interests and without any restrictions upon the transfer thereof (except those imposed by the Federal or state securities laws and those imperfections of title or encumbrances as do not materially detract from the value or use of the MuniHoldings Michigan Investments or materially affect title thereto).

                  (n) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by MuniHoldings Michigan of the Reorganization, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act or state securities laws.

                  (o) The N-14 Registration Statement, on its effective date, at the time of the stockholders' meetings referred to in Section 7(a) of this Agreement and on the Exchange Date, insofar as it relates to MuniHoldings Michigan (i) complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder, and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Joint Proxy Statement and Prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by MuniHoldings Michigan for use in the N-14 Registration Statement as provided in Section 7(e) of this Agreement.

                  (p) MuniHoldings Michigan is authorized to issue 200,000,000 shares of capital stock, of which 1,600 shares have been designated as Series A AMPS, and 199,998,400 shares have been designated as common stock, par value $.10 per share; each outstanding share of which is fully paid and nonassessable and has full voting rights.

                  (q) All of the issued and outstanding shares of MuniHoldings Michigan Common Stock and MuniHoldings Michigan AMPS were offered for sale and sold in conformity with all applicable Federal and state securities laws.

                  (r) The books and records of MuniHoldings Michigan made available to MuniYield Michigan and MuniVest Michigan and/or their counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of MuniHoldings Michigan.

                  (s) MuniHoldings Michigan will not sell or otherwise dispose of any of the shares of MuniYield Michigan Common Stock or MuniYield Michigan Series C AMPS to be received in the Reorganization, except in distribution to the stockholders of MuniHoldings Michigan, as provided in Section 4 of this Agreement.

         4. The Reorganization.

                  (a) Subject to receiving the requisite approvals of the stockholders of each of the Funds, and to the other terms and conditions contained herein, (i) MuniVest Michigan agrees to convey, transfer and deliver to MuniYield Michigan and MuniYield Michigan agrees to acquire from MuniVest Michigan on the Exchange Date, all of the MuniVest Michigan Investments (including interest accrued as of the Valuation Time on debt instruments) and assume substantially all of the liabilities of MuniVest Michigan in exchange solely for that number of shares of MuniYield Michigan Common Stock and MuniYield Michigan Series B AMPS provided in Section 5 of this Agreement; and
(ii) MuniHoldings Michigan agrees to convey, transfer and deliver to MuniYield Michigan and MuniYield Michigan agrees to acquire from MuniHoldings Michigan on the Exchange Date, all of the MuniHoldings Michigan Investments (including interest accrued as of the Valuation Time on debt instruments) and assume substantially all of the liabilities of MuniHoldings Michigan in exchange solely for that number of shares of MuniYield Michigan Common Stock and MuniYield Michigan Series C AMPS provided in Section 5 of this Agreement.

                  Pursuant to this Agreement, as soon as practicable after the Exchange Date (i) MuniVest Michigan will distribute all shares of MuniYield Michigan Common Stock and MuniYield Michigan Series B AMPS received by it to its stockholders in exchange for their shares of MuniVest Michigan Common Stock and MuniVest Michigan AMPS; and (ii) MuniHoldings Michigan will distribute all shares of MuniYield Michigan Common Stock and

MuniYield Michigan Series C AMPS received by it to its stockholders in exchange for their shares of MuniHoldings Michigan Common Stock and MuniHoldings Michigan AMPS. Such distributions shall be accomplished by the opening of stockholder accounts on the stock ledger records of MuniYield Michigan in the amounts due the stockholders of each Acquired Fund based on their respective holdings in such Acquired Fund as of the Valuation Time.

                  (b) Prior to the Exchange Date, each Acquired Fund shall declare a dividend or dividends which, together with all such previous dividends, shall have the effect of distributing to their respective stockholders all of their respective net investment company taxable income to and including the Exchange Date, if any (computed without regard to any deduction for dividends paid), and all of its net capital gain, if any, realized to and including the Exchange Date. In this regard and in connection with the Reorganization, the last dividend period for the MuniVest Michigan AMPS and the MuniHoldings Michigan AMPS prior to the Exchange Date may be shorter than the dividend period for such AMPS determined as set forth in the applicable Articles Supplementary.

                  (c) Each of the Acquired Funds will pay or cause to be paid to MuniYield Michigan any interest such Acquired Fund receives on or after the Exchange Date with respect to any of the Acquired Fund Investments transferred to MuniYield Michigan hereunder.

                  (d) The Valuation Time shall be 4:00 p.m., Eastern time, on February __, 2000, or such earlier or later day and time as may be mutually agreed upon in writing (the "Valuation Time").

                  (e) Recourse for liabilities assumed from each Acquired Fund by MuniYield Michigan in the Reorganization will be limited to the net assets of each such fund acquired by MuniYield Michigan. The known liabilities of the Acquired Funds, as of the Valuation Time, shall be confirmed in writing to MuniYield Michigan pursuant to Sections 2(k) and 3(k) of this Agreement.

                  (f) The Funds will jointly file Articles of Transfer with the Maryland Department and any other such instrument as may be required by the State of Maryland to effect the transfer of the Acquired Fund Investments.

                  (g) The Acquired Funds will each be dissolved following the Exchange Date by filing separate Articles of Dissolution with the Maryland Department.

                  (h) MuniYield Michigan will file with the Maryland Department Articles Supplementary to its Articles of Incorporation establishing the powers, rights and preferences of the MuniYield Michigan Series B AMPS and the MuniYield Michigan Series C AMPS prior to the closing of the Reorganization.

                  (i) As promptly as practicable after the liquidation of each of the Acquired Fund pursuant to the Reorganization, each Acquired Fund shall terminate its respective registration under the 1940 Act.

         5. Issuance and Valuation of MuniYield Michigan Common Stock, MuniYield Michigan Series B AMPS and MuniYield Michigan Series C AMPS in the Reorganization.

         Full shares of MuniYield Michigan Common Stock and MuniYield Michigan Series B AMPS of an aggregate net asset value or liquidation preference, as the case may be, equal (to the nearest one then thousandth of one cent) to the value of the assets of MuniVest Michigan acquired in the Reorganization determined as hereinafter provided, reduced by the amount of liabilities of MuniVest Michigan assumed by MuniYield Michigan in the Reorganization, shall be issued by MuniYield Michigan to MuniVest Michigan in exchange for such assets of MuniVest Michigan, plus cash in lieu of fractional shares. MuniYield Michigan will issue to MuniVest Michigan (a) a number of shares of MuniYield Michigan Common Stock, the aggregate net asset value of which will equal the aggregate net asset value of the shares of MuniVest Michigan Common Stock, determined as set forth below, and (b) a number of shares of MuniYield Michigan Series B AMPS, the aggregate liquidation preference and value of which will equal the aggregate liquidation preference and value of the MuniVest Michigan AMPS, determined as set forth below.

         Full shares of MuniYield Michigan Common Stock and MuniYield Michigan Series C AMPS of an aggregate net asset value or liquidation preference, as the case may be, equal (to the nearest one ten thousandth of one cent) to the value of the assets of MuniHoldings Michigan acquired in the Reorganization determined as hereinafter provided, reduced by the amount of liabilities of MuniHoldings Michigan assumed by MuniYield Michigan in the Reorganization, shall be issued by MuniYield Michigan to MuniHoldings Michigan in exchange for such assets of MuniHoldings Michigan, plus cash in lieu of fractional shares. MuniYield Michigan will issue to MuniHoldings Michigan (a) a number of shares of MuniYield Michigan Common Stock, the aggregate net asset value of which will equal the aggregate net asset value of the shares of MuniHoldings Michigan Common Stock, determined as set forth below, and (b) a number of shares of MuniYield Michigan Series C AMPS, the aggregate liquidation preference and value of which will equal the aggregate liquidation preference and value of the MuniHoldings Michigan AMPS, determined as set forth below.

         The net asset value of each of the Funds and the liquidation preference and value of the AMPS of each of the Funds shall be determined as of the Valuation Time in accordance with the procedures described in (i) the prospectus of MuniYield Michigan, October 23, 1992, relating to the MuniYield Michigan Common Stock and (ii) the final prospectus of MuniYield Michigan, dated November 16, 1992 relating to the MuniYield Michigan AMPS, and no formula will be used to adjust the net asset value so determined of any Fund to take into account differences in realized and unrealized gains and losses. Values in all cases shall be determined as of the Valuation Time. The value of the Acquired Fund Investments to be transferred to MuniYield Michigan shall be determined by MuniYield Michigan pursuant to the procedures utilized by MuniYield Michigan in valuing its own assets and determining its own liabilities for purposes of the Reorganization. Such valuation and determination shall be made by MuniYield Michigan in cooperation with the Acquired Funds and shall be confirmed in writing by MuniYield Michigan to the Acquired Funds. The net asset value per share of the MuniYield Michigan Common Stock and the liquidation preference and value per share of the MuniYield Michigan Series B AMPS and the MuniYield Michigan Series C AMPS shall be determined in accordance with such procedures and MuniYield Michigan shall certify the computations involved. For purposes of determining the net asset value of a share of Common Stock of each Fund, the value of the securities held by the Fund plus any cash or other assets (including interest accrued but not yet received) minus all liabilities (including accrued expenses) and the aggregate liquidation value of the outstanding shares of AMPS of that Fund is divided by the total number of shares of Common Stock of that Fund outstanding at such time.

         MuniYield Michigan shall issue to MuniVest Michigan separate certificates or share deposit receipts for the MuniYield Michigan Common Stock and the MuniYield Michigan Series B AMPS, each registered in the name of MuniVest Michigan. MuniVest Michigan then shall distribute the MuniYield Michigan Common Stock and the MuniYield Michigan Series B AMPS to the holders of MuniVest Michigan Common Stock and MuniVest Michigan AMPS by redelivering the certificates or share deposit receipts evidencing ownership of (i) the MuniYield Michigan Common Stock to The Bank of New York, as the transfer agent and registrar for the MuniYield Michigan Common Stock for distribution to the holders of MuniVest Michigan Common Stock on the basis of such holder's proportionate interest in the aggregate net asset value of the Common Stock of MuniVest Michigan and (ii) the MuniYield Michigan Series B AMPS to The Bank of New York as the transfer agent and registrar for the MuniYield Michigan Series B AMPS for distribution to the holders of MuniVest Michigan AMPS on the basis of such holder's proportionate interest in the aggregate liquidation preference and value of the AMPS of MuniVest Michigan. With respect to any MuniVest Michigan stockholder holding certificates evidencing ownership of either MuniVest Michigan Common Stock or MuniVest Michigan AMPS as of the Exchange Date, and subject to MuniYield Michigan being informed thereof in writing by MuniVest Michigan, MuniYield Michigan will not permit such stockholder to receive new certificates evidencing ownership of the MuniYield Michigan Common Stock or MuniYield Michigan Series B AMPS, exchange MuniYield Michigan Common Stock or MuniYield Michigan Series B AMPS credited to such stockholder's account for shares of other investment companies managed by MLAM or any of its affiliates, or pledge or redeem such MuniYield Michigan Common Stock or MuniYield Michigan Series B AMPS, in any case, until notified by MuniVest Michigan or its agent that such stockholder has surrendered his or her outstanding certificates evidencing ownership of MuniVest Michigan Common Stock or MuniVest Michigan AMPS or, in the event of lost certificates, posted adequate bond. MuniVest Michigan, at its own expense, will request its stockholders to surrender their outstanding certificates evidencing ownership of MuniVest Michigan Common Stock or MuniVest Michigan AMPS, as the case may be, or post adequate bond therefor.

         MuniYield Michigan shall issue to MuniHoldings Michigan separate certificates or share deposit receipts for the MuniYield Michigan Common Stock and the MuniYield Michigan Series C AMPS, each registered in the name of MuniHoldings Michigan. MuniHoldings Michigan then shall distribute the MuniYield Michigan Common Stock and the MuniYield Michigan Series C AMPS to the holders of MuniHoldings Michigan Common Stock and

MuniHoldings Michigan AMPS by redelivering the certificates or share deposit receipts evidencing ownership of (i) the MuniYield Michigan Common Stock to The Bank of New York, as the transfer agent and registrar for the MuniYield Michigan Common Stock for distribution to the holders of MuniHoldings Michigan Common Stock on the basis of such holder's proportionate interest in the aggregate net asset value of the Common Stock of MuniHoldings Michigan and (ii) the MuniYield Michigan Series C AMPS to The Bank of New York as the transfer agent and registrar for the MuniYield Michigan Series C AMPS for distribution to the holders of MuniHoldings Michigan AMPS on the basis of such holder's proportionate interest in the aggregate liquidation preference and value of the AMPS of MuniHoldings Michigan. With respect to any MuniHoldings Michigan stockholder holding certificates evidencing ownership of either MuniHoldings Michigan Common Stock or MuniHoldings Michigan AMPS as of the Exchange Date, and subject to MuniYield Michigan being informed thereof in writing by MuniHoldings Michigan, MuniYield Michigan will not permit such stockholder to receive new certificates evidencing ownership of MuniYield Michigan Common Stock or MuniYield Michigan Series C AMPS, exchange MuniYield Michigan Common Stock or MuniYield Michigan Series C AMPS credited to such stockholder's account for shares of other investment companies managed by MLAM or any of its affiliates, or pledge or redeem such MuniYield Michigan Common Stock or MuniYield Michigan Series C AMPS, in any case, until notified by MuniHoldings Michigan or its agent that such stockholder has surrendered his or her outstanding certificates evidencing ownership of MuniHoldings Michigan Common Stock or MuniHoldings Michigan AMPS or, in the event of lost certificates, posted adequate bond. MuniHoldings Michigan, at its own expense, will request its stockholders to surrender their outstanding certificates evidencing ownership of MuniHoldings Michigan Common Stock or MuniHoldings Michigan AMPS, as the case may be, or post adequate bond therefor.

         Dividends payable to holders of record of shares of MuniYield Michigan Common Stock, MuniYield Michigan Series B AMPS or MuniYield Michigan Series C AMPS, as the case may be, as of any date after the Exchange Date and prior to the exchange of certificates by any stockholder of an Acquired Fund shall be payable to such stockholder without interest; however, such dividends shall not be paid unless and until such stockholder surrenders the stock certificates representing shares of common stock or AMPS of the Acquired Funds, as the case may be, for exchange.

         No fractional shares of MuniYield Michigan Common Stock will be issued to holders of MuniVest Michigan Common Stock or MuniHoldings Michigan Common Stock. In lieu thereof, MuniYield Michigan's transfer agent, The Bank of New York, will aggregate all fractional shares of MuniYield Michigan Common Stock and sell the resulting full shares on the New York Stock Exchange at the current market price for shares of MuniYield Michigan Common Stock for the account of all holders of fractional interests, and each such holder will receive such holder's pro rata share of the proceeds of such sale upon surrender of such holder's certificates representing MuniVest Michigan Common Stock or MuniHoldings Michigan Common Stock.

         6. Payment of Expenses.

                  (a) With respect to expenses incurred in connection with the Reorganization, (i) each Fund shall pay all expenses incurred that are attributable solely to such Fund and the conduct of its business, and (ii) MuniYield Michigan shall pay, subsequent to the Exchange Date and pro rata according to each Fund's net assets on the Exchange Date, all expenses incurred in connection with the Reorganization, including, but not limited to, all costs related to the preparation and distribution of the N-14 Registration Statement. Such fees and expenses shall include the cost of preparing and filing a ruling request with the Internal Revenue Service, legal and accounting fees, printing costs, filing fees, stock exchange fees, rating agency fees, portfolio transfer taxes (if any) and any similar expenses incurred in connection with the Reorganization.

                  (b) If for any reason the Reorganization is not consummated, no party shall be liable to any other party for any damages resulting therefrom, including, without limitation, consequential damages.

         7.       Covenants of the Funds.

                  (a) Each Fund agrees to call an annual meeting of its stockholders as soon as is practicable after the effective date of the N-14 Registration Statement for the purpose of considering the Reorganization as described in this Agreement.

                  (b) Each Fund covenants to operate its business as presently conducted between the date hereof and the Exchange Date.

                  (c) Each Acquired Fund agrees that following the consummation of the Reorganization, it will dissolve in accordance with the laws of the State of Maryland and any other applicable law, it will not make any distributions of any shares of MuniYield Michigan Common Stock, MuniYield Michigan Series B AMPS or MuniYield Michigan Series C AMPS, as applicable other than to its respective stockholders and without first paying or adequately providing for the payment of all of its respective liabilities not assumed by MuniYield Michigan, if any, and on and after the Exchange Date it shall not conduct any business except in connection with its dissolution.

                  (d) Each Acquired Fund undertakes that if the Reorganization is consummated, it will file an application pursuant to Section 8(f) of the 1940 Act for an order declaring that such Acquired Fund has ceased to be a registered investment company.

                  (e) MuniYield Michigan will file the N-14 Registration Statement with the Securities and Exchange Commission (the "Commission") and will use its best efforts to provide that the N-14 Registration Statement becomes effective as promptly as practicable. Each Fund agrees to cooperate fully with the others, and each will furnish to the others the information relating to itself to be set forth in the N-14 Registration Statement as required by the 1933 Act, the 1934 Act, the 1940 Act, and the rules and regulations thereunder and the state securities laws.

                  (f) MuniYield Michigan has no plan or intention to sell or otherwise dispose of the Acquired Fund Investments, except for dispositions made in the ordinary course of business.

                  (g) Each of the Funds agrees that by the Exchange Date all of its Federal and other tax returns and reports required to be filed on or before such date shall have been filed and all taxes shown as due on said returns either have been paid or adequate liability reserves have been provided for the payment of such taxes. In connection with this covenant, the Funds agree to cooperate with each other in filing any tax return, amended return or claim for refund, determining a liability for taxes or a right to a refund of taxes or participating in or conducting any audit or other proceeding in respect of taxes. MuniYield Michigan agrees to retain for a period of ten (10) years following the Exchange Date all returns, schedules and work papers and all material records or other documents relating to tax matters of the Acquired Funds for each of such Fund's taxable period first ending after the Exchange Date and for all prior taxable periods. Any information obtained under this subsection shall be kept confidential except as otherwise may be necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding. After the Exchange Date, each of the Acquired Funds shall prepare, or cause its agents to prepare, any Federal, state or local tax returns, including any Forms 1099, required to be filed by such fund with respect to its final taxable year ending with its complete liquidation and for any prior periods or taxable years and further shall cause such tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities. Notwithstanding the aforementioned provisions of this subsection, any expenses incurred by the Acquired Funds (other than for payment of taxes) in connection with the preparation and filing of said tax returns and Forms 1099 after the Exchange Date shall be borne by each such Fund to the extent such expenses have been accrued by such Fund in the ordinary course without regard to the Reorganization; any excess expenses shall be borne by Fund Asset Management, L.P. ("FAM") at the time such tax returns and Forms 1099 are prepared.

                  (h) The Funds each agree to mail to its respective stockholders of record entitled to vote at the annual meeting of stockholders at which action is to be considered regarding this Agreement, in sufficient time to comply with requirements as to notice thereof, a combined proxy statement and prospectus which complies in all material respects with the applicable provisions of Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

                  (i) Following the consummation of the Reorganization, MuniYield Michigan will stay in existence and continue its business as a non-diversified, closed-end management investment company registered under the 1940 Act.

         8.       Exchange Date.

                  (a) Delivery of the assets of the Acquired Funds to be transferred, together with any other Acquired Fund Investments, and the shares of MuniYield Michigan Common Stock, MuniYield Michigan Series B AMPS and MuniYield Michigan Series C AMPS to be issued as provided in this Agreement, shall be made at the offices of Brown & Wood LLP, One

World Trade Center, New York, New York 10048, at 10:00 a.m. on the next full business day following the Valuation Time, or at such other place, time and date agreed to by the Funds, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date." To the extent that any Acquired Fund Investments, for any reason, are not transferable on the Exchange Date, the applicable Acquired Fund shall cause such Acquired Fund Investments to be transferred to MuniYield Michigan's account with The Bank of New York at the earliest practicable date thereafter.

                  (b) Each of the Acquired Funds will deliver to MuniYield Michigan on the Exchange Date confirmations or other adequate evidence as to the tax basis of each of their respective Acquired Fund Investments delivered to MuniYield Michigan hereunder, certified by and Deloitte & Touche LLP (for MuniVest Michigan and MuniHoldings Michigan).

                  (c) As soon as practicable after the close of business on the Exchange Date, each of the Acquired Funds shall deliver to MuniYield Michigan a list of the names and addresses of all of the stockholders of record of such Acquired Fund on the Exchange Date and the number of shares of common stock and AMPS of such Acquired Fund owned by each such stockholder, certified to the best of their knowledge and belief by the applicable transfer agent for such Acquired Fund or by its President.

         9.       Conditions of the Acquired Funds.

         The obligations of each Acquired Fund hereunder shall be subject to the following conditions:

                  (a) That this Agreement shall have been adopted, and the Reorganization shall have been approved, by the affirmative vote of two-thirds of the members of the Board of Directors of each of the Funds and by the affirmative vote of (i) the holders of (a) a majority of the MuniYield Michigan Common Stock and MuniYield Michigan AMPS, voting together as a single class, and
(b) a majority of the MuniYield Michigan AMPS, voting separately as a class, in each case issued and outstanding and entitled to vote thereon; (ii) the holders of (a) a majority of the MuniVest Michigan Common Stock and MuniVest Michigan AMPS, voting together as a single class, and (b) a majority of the MuniVest Michigan AMPS, voting separately as a class, in each case issued and outstanding and entitled to vote thereon; (iii) the holders of (a) a majority of the MuniHoldings Michigan Common Stock and MuniHoldings Michigan AMPS, voting together as a single class, and (b) a majority of the MuniHoldings Michigan AMPS, voting separately as a class, in each case issued and outstanding and entitled to vote thereon; and further that each Fund shall have delivered to each other Fund a copy of the resolution approving this Agreement adopted by such Fund's Board of Directors, and a certificate setting forth the vote of such Fund's stockholders obtained at its Annual Meeting, each certified by the Secretary of the appropriate Fund.

                  (b) That each Acquired Fund shall have received from MuniYield Michigan and from each other Acquired Fund a statement of assets, liabilities and capital, with values determined as provided in Section 5 of this Agreement, together with a schedule of such fund's investments, all as of the Valuation Time, certified on the Fund's behalf by its President (or any Vice President) and its Treasurer, and a certificate signed by the Fund's President (or any Vice President) and its Treasurer, dated as of the Exchange Date, certifying that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of the Fund since the date of such Fund's most recent Annual or Semi-Annual Report as applicable, other than changes in its portfolio securities since that date or changes in the market value of its portfolio securities.

                  (c) That MuniYield Michigan shall have furnished to the Acquired Funds a certificate signed by MuniYield Michigan's President (or any Vice President) and its Treasurer, dated as of the Exchange Date, certifying that, as of the Valuation Time and as of the Exchange Date all representations and warranties of MuniYield Michigan made in this Agreement are true and correct in all material respects with the same effect as if made at and as of such dates, and that MuniYield Michigan has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to each of such dates.

                  (d) That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

                  (e) That the Acquired Funds shall have received an opinion or opinions of Brown & Wood LLP, as counsel to the Funds, in form and substance satisfactory to the Acquired Funds and dated the Exchange Date, to the effect that (i) each of the Funds is a corporation duly organized, validly existing and in good standing in conformity with the laws of the State of Maryland; (ii) the shares of MuniYield Michigan Common Stock, MuniYield Michigan Series B AMPS and MuniYield Michigan Series C AMPS to be issued pursuant to this Agreement are duly authorized and, upon delivery, will be validly issued and outstanding and fully paid and nonassessable by MuniYield Michigan, and no stockholder of MuniYield Michigan has any preemptive right to subscription or purchase in respect thereof (pursuant to the Articles of Incorporation or the by-laws of MuniYield Michigan or the state law of Maryland, or to the best of such counsel's knowledge, otherwise); (iii) this Agreement has been duly authorized, executed and delivered by each of the Funds, and represents a valid and binding contract, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws pertaining to the enforcement of creditors' rights generally and court decisions with respect thereto; provided, such counsel shall express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity; (iv) the execution and delivery of this Agreement does not, and the consummation of the Reorganization will not, violate any material provisions of Maryland law or the Articles of Incorporation, as amended, the by-laws, as amended, or any agreement (known to such counsel) to which any Fund is a party or by which any Fund is bound, except insofar as the parties have agreed to amend such provision as a condition precedent to the Reorganization;
(v) each of the Acquired Funds has the power to sell, assign, transfer and deliver the assets transferred by it hereunder and, upon consummation of the Reorganization in accordance with the terms of this Agreement, each of the Acquired Funds will have duly transferred such assets and liabilities in accordance with this Agreement; (vi) to the best of such counsel's knowledge, no consent, approval, authorization or order of any United States federal court, Maryland state court or governmental authority is required for the consummation by the Funds of the Reorganization, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and the published rules and regulations of the Commission thereunder and under Maryland law and such as may be required under state securities laws; (vii) the N-14 Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the N-14 Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the N-14 Registration Statement, and each amendment or supplement thereto, as of their respective effective dates, appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act, the 1934 Act and the 1940 Act and the published rules and regulations of the Commission thereunder; (viii) the descriptions in the N-14 Registration Statement of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; (ix) the information in the Joint Proxy Statement and Prospectus under "Comparison of the Funds -- Tax Rules Applicable to the Funds and their Stockholders" and "Agreement and Plan of Reorganization -- Tax Consequences of the Reorganization," (other than information related to Michigan law or legal conclusions involving matters of Michigan law as to which we express no opinion) to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by such counsel and is correct in all material respects as of the date of the Joint Proxy Statement and Prospectus;
(x) such counsel does not know of any statutes, legal or governmental proceedings or contracts or other documents related to the Reorganization of a character required to be described in the N-14 Registration Statement which are not described therein or, if required to be filed, filed as required; (xi) no Fund, to the knowledge of such counsel, is required to qualify to do business as a foreign corporation in any jurisdiction except as may be required by state securities laws, and except where each has so qualified or the failure so to qualify would not have a material adverse effect on such Fund or its respective stockholders; (xii) such counsel does not have actual knowledge of any material suit, action or legal or administrative proceeding pending or threatened against any of the Funds, the unfavorable outcome of which would materially and adversely affect such Fund; (xiii) all corporate actions required to be taken by the Funds to authorize this Agreement and to effect the Reorganization have been duly authorized by all necessary corporate actions on the part of such Fund; and
(xiv) such opinion is solely for the benefit of the Funds and their Directors and officers. Such opinion also shall state that (x) while such counsel cannot make any representation as to the accuracy or completeness of statements of fact in the N-14 Registration Statement or any amendment or supplement thereto, nothing has come to their attention that would lead them to believe that, on the respective effective dates of the N-14 Registration Statement and any amendment or supplement thereto, (1) the N-14 Registration Statement or any amendment or supplement thereto contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (2) the prospectus included in the N-14 Registration Statement contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
(y) such counsel does not express any opinion or belief as to the financial statements or other financial or statistical data relating to any Fund contained or incorporated by reference in the N-14 Registration Statement. In giving the opinion set forth above, Brown & Wood LLP may state that it is relying on certificates of officers of a Fund with regard to matters of fact and certain certificates and written statements of governmental officials with respect to the good standing of a Fund.

                  (f) That each Acquired Fund shall have received either (a) a private letter ruling from the Internal Revenue Service or (b) an opinion of Brown & Wood LLP, to the effect that for Federal income tax purposes (i) the transfer by such Acquired Fund of substantially all of its assets to MuniYield Michigan in exchange solely for shares of MuniYield Michigan Common Stock and MuniYield Michigan Series B AMPS or MuniYield Michigan Series C AMPS as provided in this Agreement will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code, and the respective Funds will each be deemed to be a "party" to a reorganization within the meaning of Section 368(b); (ii) in accordance with Section 361(a) of the Code, no gain or loss will be recognized to an Acquired Fund as a result of the asset transfer solely in exchange for shares of MuniYield Michigan Common Stock and MuniYield Michigan Series B AMPS or MuniYield Michigan Series B AMPS as the case may be, or on the distribution of the MuniYield Michigan stock to stockholders of the respective Acquired Fund under Section 361(c)(1); (iii) under Section 1032 of the Code, no gain or loss will be recognized to MuniYield Michigan on the receipt of assets of an Acquired Fund in exchange for its shares; (iv) in accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized to the stockholders of an Acquired Fund on the receipt of shares of MuniYield Michigan in exchange for their shares of the Acquired Fund (except to the extent that company stockholders receive cash representing an interest in fractional shares of MuniYield Michigan in the Reorganization); (v) in accordance with Section 362(b) of the Code, the tax basis of an Acquired Fund's assets in the hands of MuniYield Michigan will be the same as the tax basis of such assets in the hands of the Acquired Fund immediately prior to the consummation of the Reorganization; (vi) in accordance with Section 358 of the Code, immediately after the Reorganization, the tax basis of the shares of MuniYield Michigan received by the stockholders of an Acquired Fund in the Reorganization will be equal, in the aggregate, to the tax basis of the shares of the Acquired Fund surrendered in exchange; (vii) in accordance with Section 1223 of the Code, a stockholder's holding period for the shares of MuniYield Michigan will be determined by including the period for which such stockholder held the Acquired Fund shares exchanged therefor, provided, that such shares were held as a capital asset; (viii) in accordance with Section 1223 of the Code, MuniYield Michigan's holding period with respect to an Acquired Fund's assets transferred will include the period for which such assets were held by the Acquired Fund; (ix) the payment of cash to common stockholders of an Acquired Fund in lieu of fractional shares of MuniYield Michigan Common Stock will be treated as though the fractional shares were distributed as part of the Reorganization and then redeemed, with the result that such stockholders will have short- or long-term capital gain or loss to the extent that the cash distribution differs from the stockholder's basis allocable to the MuniYield Michigan fractional shares; and (x) the taxable year of each Acquired Fund will end on the effective date of the Reorganization and pursuant to Section 381(a) of the Code and regulations thereunder, MuniYield Michigan will succeed to and take into account certain tax attributes of each Acquired Fund, such as earnings and profits, capital loss carryovers and method of accounting.

                  (g) That all proceedings taken by each of the Funds and its counsel in connection with the Reorganization and all documents incidental thereto shall be satisfactory in form and substance to the others.

                  (h) That the N-14 Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of MuniYield Michigan, be contemplated by the Commission.

                  (i) That Acquired Funds shall have received from Ernst & Young LLP a letter dated as of the effective date of the N-14 Registration Statement and a similar letter dated within five days prior to the Exchange Date, in form and substance satisfactory to them, to the effect that (i) they are independent public accountants with respect to MuniYield Michigan within the meaning of the 1933 Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the financial statements and supplementary information of MuniYield Michigan included or incorporated by reference in the N-14 Registration Statement and reported on by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder; and (iii) on the basis of limited procedures agreed upon by the Funds and described in such letter (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of any unaudited interim financial statements and unaudited supplementary information of MuniYield Michigan included in the N-14 Registration Statement, and inquiries of certain officials of MuniYield Michigan responsible for financial and accounting matters, nothing came to their attention that caused them to believe that (a) such unaudited financial statements and related unaudited supplementary information do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder, (b) such unaudited financial statements are not fairly presented in conformity with generally accepted accounting principles, applied on a basis substantially consistent with that of the audited financial statements, or (c) such unaudited supplementary information is not fairly stated in all material respects in relation to the unaudited financial statements taken as a whole; and (iv) on the basis of limited procedures agreed upon by the Funds and described in such letter (but not an examination in accordance with generally accepted auditing standards), the information relating to MuniYield Michigan appearing in the N-14 Registration Statement, which information is expressed in dollars (or percentages derived from such dollars) (with the exception of performance comparisons, if any), if any, has been obtained from the accounting records of MuniYield Michigan or from schedules prepared by officials of MuniYield Michigan having responsibility for financial and reporting matters and such information is in agreement with such records, schedules or computations made therefrom.

                  (j) That the Commission shall not have issued an unfavorable advisory report under Section 25(b) of the 1940 Act, nor instituted or threatened to institute any proceeding seeking to enjoin consummation of the Reorganization under Section 25(c) of the 1940 Act, and no other legal, administrative or other proceeding shall be instituted or threatened which would materially affect the financial condition of MuniYield Michigan or would prohibit the Reorganization.

                  (k) That the Acquired Funds shall have received from the Commission such orders or interpretations as Brown & Wood LLP, as their counsel, deems reasonably necessary or desirable under the 1933 Act and the 1940 Act in connection with the Reorganization, provided, that such counsel shall have requested such orders as promptly as practicable, and all such orders shall be in full force and effect.

         10.      MuniYield Michigan Conditions.

         The obligations of MuniYield Michigan hereunder shall be subject to the following conditions:

                  (a) That this Agreement shall have been adopted, and the Reorganization shall have been approved, by the Board of Directors and the stockholders of each of the Funds as set forth in Section 9(a); and that each of the Acquired Funds shall have delivered to MuniYield Michigan a copy of the resolution approving this Agreement adopted by such Acquired Fund's Board of Directors, and a certificate setting forth the vote of the stockholders of such Acquired Fund obtained, each certified by its Secretary.

                  (b) That each Acquired Fund shall have furnished to MuniYield Michigan a statement of its assets, liabilities and capital, with values determined as provided in Section 5 of this Agreement, together with a schedule of investments with their respective dates of acquisition and tax costs, all as of the Valuation Time, certified on such Fund's behalf by its President (or any Vice President) and its Treasurer, and a certificate signed by such Fund's President (or any Vice President) and its Treasurer, dated as of the Exchange Date, certifying that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of the Acquired Fund since the date of such Fund's most recent Annual Report or Semi-Annual Report, as applicable, other than changes in the Acquired Fund Investments since that date or changes in the market value of the Acquired Fund Investments.

                  (c) That each Acquired Fund shall have furnished to MuniYield Michigan a certificate signed by such Fund's President (or any Vice President) and its Treasurer, dated the Exchange Date, certifying that as of the Valuation Time and as of the Exchange Date all representations and warranties of the Acquired Fund made in this Agreement are true and correct in all material respects with the same effect as if made at and as of such dates and the Acquired Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such dates.

                  (d) That each Acquired Fund shall have delivered to MuniYield Michigan a letter from Deloitte & Touche LLP dated the Exchange Date, stating that such firm has performed a limited review of the Federal, state and local
income tax returns of the Acquired Fund for the period ended          (which
returns originally were prepared and filed by the Acquired Fund), and that based on such limited review, nothing came to their attention which caused them to believe that such returns did not properly reflect, in all material respects, the Federal, state and local income taxes of the Acquired Fund for the period
covered thereby; and that for the period from        , to and including the
Exchange Date and for any taxable year of the

Acquired Fund ending upon the liquidation of that Acquired Fund, such firm has performed a limited review to ascertain the amount of applicable Federal, state and local taxes, and has determined that either such amount has been paid or reserves have been established for payment of such taxes, this review to be based on unaudited financial data; and that based on such limited review, nothing has come to their attention which caused them to believe that the taxes paid or reserves set aside for payment of such taxes were not adequate in all material respects for the satisfaction of Federal, state and local taxes for the
period from         , to and including the Exchange Date and for any taxable
year of that Acquired Fund, ending upon the liquidation of such fund or that such fund would not qualify as a regulated investment company for Federal income tax purposes for the tax years in question.

                  (e) That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

                  (f) That MuniYield Michigan shall have received an opinion of Brown & Wood LLP, as counsel to the Funds, in form and substance satisfactory to MuniYield Michigan and dated the Exchange Date, with respect to the matters specified in Section 9(e) of this Agreement and such other matters as MuniYield Michigan reasonably may deem necessary or desirable.

                  (g) That MuniYield Michigan shall have received a private letter ruling from the Internal Revenue Service or an opinion of Brown & Wood LLP with respect to the matters specified in Section 9(f) of this Agreement.

                  (h) That MuniYield Michigan shall have received from Deloitte & Touche LLP for each of MuniVest Michigan and MuniHoldings Michigan a letter dated as of the effective date of the N-14 Registration Statement and a similar letter dated within five days prior to the Exchange Date, in form and substance satisfactory to MuniYield Michigan, to the effect that (i) they are independent public accountants with respect to each fund within the meaning of the 1933 Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the financial statements and supplementary information of each fund included or incorporated by reference in the N-14 Registration Statement and reported on by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder; (iii) on the basis of limited procedures agreed upon by the Funds and described in such letters (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of any unaudited interim financial statements and unaudited supplementary information of each Acquired Fund included in that fund's N-14 Registration Statement, and inquiries of certain officials of each Acquired Fund responsible for financial and accounting matters, nothing came to their attention that caused them to believe that (a) such unaudited financial statements and related unaudited supplementary information do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder, (b) such unaudited financial statements are not fairly presented in conformity with generally accepted accounting principles, applied on a basis substantially consistent with that of the audited financial statements, or (c) such unaudited supplementary information is not fairly stated in all material respects in relation to the unaudited financial statements taken as a whole; and (iv) on the basis of limited procedures agreed upon by the Funds and described in such letter (but not an examination in accordance with generally accepted auditing standards), the information relating to the Acquired Fund appearing in that Fund's N-14 Registration Statement, which information is expressed in dollars (or percentages derived from such dollars) (with the exception of performance comparisons, if any), if any, has been obtained from the accounting records of that Acquired Fund or from schedules prepared by officials of that Acquired Fund having responsibility for financial and reporting matters and such information is in agreement with such records, schedules or computations made therefrom.

                  (i) That the Acquired Fund Investments to be transferred to MuniYield Michigan shall not include any assets or liabilities which MuniYield Michigan, by reason of charter limitations or otherwise, may not properly acquire or assume.

                  (j) That the N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of any Acquired Fund, be contemplated by the Commission.

                  (k) That the Commission shall not have issued an unfavorable advisory report under Section 25(b) of the 1940 Act, nor instituted or threatened to institute any proceeding seeking to enjoin consummation of the Reorganization under Section 25(c) of the 1940 Act, and no other legal, administrative or other proceeding shall be instituted or threatened which would materially affect the financial condition of any Acquired Fund or would prohibit the Reorganization.

                  (l) That MuniYield Michigan shall have received from the Commission such orders or interpretations as Brown & Wood LLP, as counsel to MuniYield Michigan, deems reasonably necessary or desirable under the 1933 Act and the 1940 Act in connection with the Reorganization, provided, that such counsel shall have requested such orders as promptly as practicable, and all such orders shall be in full force and effect.

                  (m) That all proceedings taken by each Acquired Fund and its respective counsel in connection with the Reorganization and all documents incidental thereto shall be satisfactory in form and substance to MuniYield Michigan.

                  (n) That prior to the Exchange Date, each of the Acquired Funds shall have declared a dividend or dividends which, together with all such previous dividends, shall have the effect of distributing to its stockholders all of its net investment company taxable income for the period to and including the Exchange Date, if any (computed without regard to any deduction for dividends paid), and all of its net capital gain, if any, realized to and including the Exchange Date. In this regard, the last dividend period for the MuniVest Michigan AMPS and the MuniHoldings Michigan AMPS may be shorter than the dividend period for such AMPS determined as set forth in the applicable Articles Supplementary.

         11.      Termination, Postponement and Waivers.

                  (a) Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Reorganization abandoned at any time (whether before or after adoption thereof by the stockholders of the Funds) prior to the Exchange Date, or the Exchange Date may be postponed, (i) by mutual consent of the Boards of Directors of the Funds, (ii) by the Board of Directors of any Acquired Fund if any condition of such Acquired Fund's obligations set forth in Section 9 of this Agreement has not been fulfilled or waived by such Board; or (iii) by the Board of Directors of MuniYield Michigan if any condition of MuniYield Michigan's obligations set forth in Section 10 of this Agreement have not been fulfilled or waived by such Board.

                  (b) If the transactions contemplated by this Agreement have not been consummated by August __, 2000, this Agreement automatically shall terminate on that date, unless a later date is mutually agreed to by the Boards of Directors of the Funds.

                  (c) In the event of termination of this Agreement pursuant to the provisions hereof, the same shall become void and have no further effect, and there shall not be any liability on the part of any Fund or persons who are their directors, trustees, officers, agents or stockholders in respect of this Agreement.

                  (d) At any time prior to the Exchange Date, any of the terms or conditions of this Agreement may be waived by the Board of Directors of any Fund (whichever is entitled to the benefit thereof), if, in the judgment of such Board after consultation with its counsel, such action or waiver will not have a material adverse effect on the benefits intended under this Agreement to the stockholders of their respective fund, on behalf of which such action is taken. In addition, the Boards of Directors of the Funds have delegated to FAM the ability to make non-material changes to the transaction if it deems it to be in the best interests of the Funds to do so.

                  (e) The respective representations and warranties contained in Sections 1, 2 and 3 of this Agreement shall expire with, and be terminated by, the consummation of the Reorganization, and no Fund nor any of its officers, directors, trustees, agents or stockholders shall have any liability with respect to such representations or warranties after the Exchange Date. This provision shall not protect any officer, director, trustee, agent or stockholder of any Fund against any liability to the entity for which that officer, director, trustee, agent or stockholder so acts or to its stockholders, to which that officer, director, trustee, agent or stockholder otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties in the conduct of such office.

                  (f) If any order or orders of the Commission with respect to this Agreement shall be issued prior to the Exchange Date and shall impose any terms or conditions which are determined by action of the Boards of Directors of the Funds to be acceptable, such terms and conditions shall be binding as if a part of this Agreement without further vote or approval of the stockholders of the Funds unless such terms and conditions shall result in a change in the method of computing the number of shares of MuniYield Michigan Common Stock, MuniYield Michigan Series B AMPS and MuniYield Michigan Series C AMPS to be issued to the Acquired Funds, as applicable, in which event, unless such terms and conditions shall have been included in the proxy solicitation materials furnished to the stockholders of the Funds prior to the meetings at which the Reorganization shall have been approved, this Agreement shall not be consummated and shall terminate unless the Funds promptly shall call a special meeting of stockholders at which such conditions so imposed shall be submitted for approval.

         12.      Indemnification.

                  (a) Each Acquired Fund hereby severally agrees to indemnify and hold MuniYield Michigan harmless from all loss, liability and expenses (including reasonable counsel fees and expenses in connection with the contest of any claim) which MuniYield Michigan may incur or sustain by reason of the fact that (i) MuniYield Michigan shall be required to pay any corporate obligation of such Acquired Fund, whether consisting of tax deficiencies or otherwise, based upon a claim or claims against such Acquired Fund which were omitted or not fairly reflected in the financial statements to be delivered to MuniYield Michigan in connection with the Reorganization; (ii) any representations or warranties made by such Acquired Fund in this Agreement should prove to be false or erroneous in any material respect; (iii) any covenant of such Acquired Fund has been breached in any material respect; or
(iv) any claim is made alleging that (a) the N-14 Registration Statement included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein attributable to such Fund not misleading or (b) the Joint Proxy Statement and Prospectus delivered to the stockholders of the Funds and forming a part of the N-14 Registration Statement included any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein attributable to such Fund, in the light of the circumstances under which they were made, not misleading, except with respect to (iv)(a) and
(b) herein insofar as such claim is based on written information furnished to the Acquired Funds by MuniYield Michigan.

                  (b) MuniYield Michigan hereby agrees to indemnify and hold each Acquired Fund harmless from all loss, liability and expenses (including reasonable counsel fees and expenses in connection with the contest of any claim) which such Acquired Fund may incur or sustain by reason of the fact that
(i) any representations or warranties made by MuniYield Michigan in this Agreement should prove false or erroneous in any material respect, (ii) any covenant of MuniYield Michigan has been breached in any material respect, or
(iii) any claim is made alleging that (a) the N-14 Registration Statement included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, not misleading or (b) the Joint Proxy Statement and Prospectus delivered to stockholders of the Funds and forming a part of the N-14 Registration Statement included any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except with respect to (iii)(a) and (b) herein insofar as such claim is based on written information furnished to MuniYield Michigan by the Acquired Fund seeking indemnification.

                  (c) In the event that any claim is made against MuniYield Michigan in respect of which indemnity may be sought by MuniYield Michigan from an Acquired Fund under Section 12(a) of this Agreement, or in the event that any claim is made against an Acquired Fund in respect of which indemnity may be sought by an Acquired Fund from MuniYield Michigan under Section 12(b) of this Agreement, then the party seeking indemnification (the "Indemnified Party"), with reasonable promptness and before payment of such claim, shall give written notice of such claim to the other party (the "Indemnifying Party"). If no objection as to the validity of the claim is made in writing to the Indemnified Party by the Indemnifying Party within thirty (30) days after the giving of notice hereunder, then the Indemnified Party may pay such claim and shall be entitled to reimbursement therefor, pursuant to this Agreement. If, prior to the termination of such thirty-day period, objection in writing as to the validity of such claim is made to the Indemnified Party, the Indemnified Party shall withhold payment thereof until the validity of such claim is established (i) to the satisfaction of the Indemnifying Party, or (ii) by a final determination of a court of competent jurisdiction, whereupon the Indemnified Party may pay such claim and shall be entitled to reimbursement thereof, pursuant to this Agreement, or (iii) with respect to any tax claims, within seven (7) calendar days following the earlier of (A) an agreement between MuniYield Michigan and the Acquired Fund seeking indemnification that an indemnity amount is payable,
(B) an assessment of a tax by a taxing authority, or (C) a "determination" as defined in Section 1313(a) of the Code. For purposes of this Section 12, the term "assessment" shall have the same meaning as used in Chapter 63 of the Code and Treasury Regulations thereunder, or any comparable provision under the laws of the appropriate taxing authority. In the event of any objection by the Indemnifying Party, the Indemnifying Party promptly shall investigate the claim, and if it is not satisfied with the validity thereof, the Indemnifying Party shall conduct the defense against such claim. All costs and expenses incurred by the Indemnifying Party in connection with such investigation and defense of such claim shall be borne by it. These indemnification provisions are in addition to, and not in limitation of, any other rights the parties may have under applicable law.

         13.      Other Matters.

                  (a) Pursuant to Rule 145 under the 1933 Act, and in connection with the issuance of any shares to any person who at the time of the Reorganization is, to its knowledge, an affiliate of a party to the Reorganization pursuant to Rule 145(c), MuniYield Michigan will cause to be affixed upon the certificate(s) issued to such person (if any) a legend as follows:

                  THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO MUNIYIELD MICHIGAN INSURED FUND, INC. (OR ITS STATUTORY SUCCESSOR), OR ITS PRINCIPAL UNDERWRITER UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 OR (II) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE FUND, SUCH REGISTRATION IS NOT REQUIRED.

and, further, that stop transfer instructions will be issued to MuniYield Michigan's transfer agent with respect to such shares. Each Acquired Fund will provide MuniYield Michigan on the Exchange Date with the name of any stockholder of an Acquired Fund who is to the knowledge of such Acquired Fund an affiliate of that Acquired Fund on such date.

(b) All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

(c) Any notice, report or demand required or permitted by any provision of this Agreement shall be in writing and shall be made by hand delivery, prepaid certified mail or overnight service, addressed to any Fund, at 800 Scudders Mill Road, Plainsboro, New Jersey 08536, Attn: Terry K. Glenn, President.

(d) This Agreement supersedes all previous correspondence and oral communications between the parties regarding the Reorganization, constitutes the only understanding with respect to the Reorganization, may not be changed except by a letter of agreement signed by each party and shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

(e) Copies of the Articles of Incorporation, as amended, and Articles Supplementary of each Fund are on file with the Maryland Department and notice is hereby given that this instrument is executed on behalf of the Directors of each Fund.

         This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original but all such counterparts together shall constitute but one instrument.


                                        MUNIYIELD MICHIGAN INSURED FUND, INC.


                                        By:
                                           -------------------------------------


Attest:
        ----------------------------



                                        MUNIVEST MICHIGAN INSURED FUND, INC.


                                        By:
                                           -------------------------------------


Attest:
        ----------------------------



                                        MUNIHOLDINGS MICHIGAN INSURED FUND, INC.


                                        By:
                                           -------------------------------------


Attest:
        ----------------------------